Exhibit 32.1
Section 1350
Certification of Chief Executive Officer
     Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Merck & Co., Inc. (the “Company”), hereby certifies that the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 3, 2008	/s/ Richard T. Clark

	Name:	Richard T. Clark
	Title:	Chairman, President and Chief Executive Officer